Exhibit 5.1


                                  May 27, 1998



   C2, Inc.
   700 North Water Street,
   Suite 1200
   Milwaukee, Wisconsin 53202

   Gentlemen:

             We have acted as special counsel for C2, Inc., a Wisconsin corporation (the "Company"), with respect to the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale by the Company and certain shareholders of the Company (the "Selling Shareholders") of up to 5,202,664 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), having a value upon filing of the Registration Statement of up to $20,810,656 in the manner set forth in the Registration Statement and Prospectus.

             In connection with our representation, we have examined (i) the Registration Statement, including the Prospectus; (ii) the Company's Amended and Restated Articles of Incorporation and the Company's By-laws, as proposed to be amended upon the consummation of the offering and sale of the Shares; (iii) the resolutions of the Board of Directors of the Company relating to the offering and sale of the Shares; and (iv) such other proceedings, documents and records we deemed necessary to enable us to render this opinion.

             Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

            1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The Shares that are to be offered and sold by the Company, when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      /s/ Foley & Lardner

                                      FOLEY & LARDNER